EXHIBIT 99.2

WINDRACE INTERNATIONAL COMPANY LIMITED ENTERS INTO DEFINITIVE INVESTMENT AGREEMENT WITH LEADING PRIVATE EQUITY FUND

•	Signs supplemental agreement to share purchase agreement with 2020 ChinaCap Acquirco, Inc. reflecting the investment

Beijing, China, July 27, 2009 – 2020 ChinaCap Acquirco, Inc. (“2020”) (NYSE Amex: TTY, TTY.U, TTY.WS) and Windrace International Company Limited (“Windrace”) today announced that Windrace has, on July 27, 2009, entered into an investment agreement and an escrow agreement (together, the “Investment Agreements”) with Wisetech Holdings Limited, Windtech Holdings Limited (collectively with Wisetech, the “Investors”) and Shuipan Lin, the Chairman of Windrace.

The Investors are affiliates of New Horizon Capital, a leading private equity firm focused on China-related investments. The Investors will invest an aggregate of $30,000,000 to acquire up to approximately 3,957,784 shares of Exceed Company Ltd. (“Exceed”, a wholly-owned subsidiary of 2020). The Investors will fund Windrace to purchase up to $2,500,000 of 2020 warrants in the open market and may invest up to an additional $13,125,000 through the exercise of up to 2,500,000 warrants after the closing of the Windrace acquisition. If more than 2,500,000 warrants are purchased, the excess will be tendered for cancellation after the acquisition of Windrace is completed. Proceeds from the investment will be used to partially repay a promissory note issued by Windrace to Elevatech Limited, an affiliate of the Goldman Sachs Group.

Shuipan Lin, Chairman of Windrace, commented, “We are very proud to have the participation of New Horizon Capital as our new strategic investor. Their investment mirrors our confidence in China’s consumer market and the strength of our domestic consumer brand. Since our inception, we have focused on the mainstream mass market in China’s second- and third-tier cities which will increasingly benefit from China’s robust economic development. Through collaboration with our new strategic investor along with our public shareholders, we aim to become one of the top three players in this market by enhancing our brand leadership and strengthening our distribution channels.”

AMENDMENT TO THE PURCHASE AGREEMENT

2020 also announced that on July 27, 2009, Exceed, 2020, Windrace and the holders of the issued and outstanding shares of Windrace (the “Sellers”) entered into a Supplemental Agreement to the Agreement for Sale and Purchase of Windrace (the “Supplemental Agreement”) amending the Agreement for Sale and Purchase of Windrace dated May 8, 2009 (the “Purchase Agreement”) whereby Exceed will purchase 100% of the issued and outstanding ordinary shares of Windrace held by the Sellers.

The Supplemental Agreement, among other things, limits the maximum number of shares of Exceed to be newly issued to the Investors to approximately 3,957,784 shares of Exceed. Further, the Supplemental Agreement determines that the Exceed shares shall be issued to the Investors at $7.58 per share, which is the lowest closing price of 2020 on each of the last trading days of March, April and May 2009.

ABOUT NEW HORIZON CAPITAL

Wisetech Holdings Limited and Windtech Holdings Limited are wholly-owned subsidiaries of New Horizon Capital, L.P. and New Horizon Capital III, L.P., respectively. New Horizon Capital is a premier private equity investment firm in China, supported by over 20 institutional investors worldwide.  Since its inception in 2005, New Horizon Capital has invested in twenty-four China based companies, all leaders in their respective industries including Yingli Solar (NYSE: YGE), one of the leading vertically integrated photovoltaic (PV) product manufacturers in China, Kingsoft (SEHK: 3888), one of the most prominent software companies in China, and Zoomlion (SZSE: 000157), one of the most technologically sophisticated construction machinery manufacturers in China, among others. New Horizon Capital strives to add value for its portfolio companies and has helped seven of its portfolio companies go public on the New York Stock Exchange, Hong Kong Stock Exchange and China's Shanghai and Shenzhen Stock Exchanges.

ABOUT WINDRACE INTERNATIONAL COMPANY LIMITED

Windrace designs, develops and engages in wholesale of footwear, apparel and accessories under its own brand, XIDELONG, in China. It is one of the leading domestic sports and leisurewear brands in China in terms of market share by sales revenue. Since operations began in 2002, Windrace has experienced significant growth in the mass market concentrated in the second and third tier cities in China and has established a market leading position as one of the top five Chinese sportswear brands. Windrace has three principal categories of products: (i) footwear, which comprises running, leisure, basketball, skateboarding and canvas footwear, (ii) apparel, which mainly comprises sports tops, pants, jackets, track suits and coats, and (iii) accessories, which mainly comprise bags, socks, hats and caps.

ABOUT 2020 CHINACAP ACQUIRCO, INC.

2020 is a public acquisition company organized as a corporation under the laws of the State of Delaware on August 21, 2006. It was formed to effect a business combination with an unidentified operating business having its operations in China. In November 2007, it consummated its IPO from which it derived gross proceeds of $69 million, including proceeds from the exercise of the underwriters' over-allotment option. $68 million of the net proceeds of the IPO and a private placement completed prior to the IPO were deposited in a trust account and such funds and a portion of the interest earned thereon will be released only upon the consummation of the business combination or to holders of 2020’s common stock in connection with its liquidation and dissolution.

FORWARD-LOOKING STATEMENTS

The transaction described herein is subject to a number of risks and uncertainties, including, but not limited to, the satisfaction of certain conditions.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and future performance of 2020. These statements are based on management’s current expectations or beliefs. Actual results may vary materially from those expressed or implied by the statements herein. This information is qualified in its entirety by cautionary statements and risk factor disclosure contained in certain of 2020’s Securities and Exchange Commission filings. For a description of certain factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release, refer to documents that 2020 files from time to time with the Securities and Exchange Commission. 2020 is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

ADDITIONAL INFORMATION

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of 2020, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. 2020 shareholders and other interested persons are urged to read the proxy statement under cover of a Form S-4 submitted by 2020 to the Securities and Exchange Commission, together with other relevant materials when they become available since they will contain important information about 2020, Windrace, New Horizon Capital and the proposed transaction.  Such persons can also read 2020’s proxy statement for a description of the security holdings of the 2020’s officers and directors and their respective interests in the successful consummation of the proposed transaction.  The proxy statement will be mailed to shareholders as of a record date to be established for voting on the proposed transaction.  2020 shareholders may obtain a free copy of such filings at the Securities and Exchange Commission’s internet site (http://www.sec.gov).

INVESTOR RELATIONS CONTACT

Devlin Lander
ICR
(415) 292-6855[Missing Graphic Reference]